 Exhibit (h)(29)(vi)

Amendment No. 10 to Participation Agreement Franklin Templeton Variable Insurance Products Trust Franklin/Templeton Distributors, Inc.
Great-West Life & Annuity Insurance Company
Great-West Life & Annuity Insurance Company of New York GWFS Equities, Inc.
Franklin Templeton Variable Insurance Products Trust (the "Trust"), Franklin/Templeton Distributors, Inc. (the "Underwriter," and together with the Trust, "we,'· "our," or "us·'), Great West Life & Annuity Insurance Company, Great-West Life & Annuity Insurance Company of New York and GWFS Equities, Inc., your distributor (collectively, the "Company" "you" or "your"), on your behalf and on behalf of certain Accounts, (individually a "Party", collectively, the "Parties") have previously entered into a Participation Agreement dated May 1, 2000 and amended as of the same date, and subsequently amended as of May 3, 2004, May 1, 2006, June 5, 2007, May 1, 2008, April 30, 2010, August 16, 2010, May 1, 2014, August 1, 2014, December 5, 2014, and further modified by an Addendum dated as of May 1, 2011 (the "Agreement'·). The Parties now desire to amend the Agreement by this amendment (the "Amendment"). Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

AMENDMENT
For good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree to amend the Agreement as follows:

I. Schedule B of the Agreement is hereby deleted in its entirety and replaced with Schedule B attached hereto.

2.
Schedule C of the Agreement is hereby deleted in its entirety and replaced with Schedule C attached hereto.

3.
Schedule G of the Agreement is hereby deleted in its entirety and replaced with Schedule G attached hereto.

4.
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

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Great-West Amd 10 lo FPA 20 16-03-1 7.docx

IN WITNESS WHEREOF, each of the Parties has caused their duly authorized officers to execute this Amendment effective as of May 1, 2016.

The Trust:
Only on behalf of each Portfolio listed on Schedule C of the Agreement
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
By: /s/ Karen L. Skidmore
Name: Karen L Skidmore
Title: Vice President
The Underwriter:
FRANKLIN/TEMPLETON DISTRIBUTORS, INC.
By: /s/ Christopher A. Felchlin
Name: Christopher A. Felchlin
Title: Vice President
The Company:
GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
By: /s/ Susan Gile
Name: Susan Gile
Title: VP – Individual Markets
GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK
By: /s/ Ron Laeyendecker
Name: Ron Laeyendecker
Title: Senior Vice President
The Distributor:
GWFS EQUITIES, INC.
By: /s/ William S. Harmon
Name: William S. Harmon
Title: Senior Vice President

Schedule B Accounts of the Company

Name of Separate Account

Maxim Series Account

Variable Annuity-I Series Account of Great-West Life & Annuity Insurance Company

Variable Annuity-I Series Account of Great-West Life & Annuity Insurance Company of New York

Variable Annuity-2 Series Account of Great-West Life & Annuity Insurance Company

Variable Annuity-2 Series Account of Great-West Life & Annuity Insurance Company of New York

COLI VUL-7 Series Account of Great-West Life & Annuity Insurance Company

COLI VUL-14 Series Account of Great-West Life & Annuity Insurance Company

COLI VUL-1 Series Account of Great-West Life & Annuity Insurance Company of New York
SEC Registration Yes/No
Yes

Yes

Yes

Yes

Yes

No

No

No

Schedule C

Available Portfolios and Classes of Shares of the Trust

1.
Franklin Income VIP Fund - Class 2
2.
Franklin Income VIP Fund - Class 4
3.
Franklin Mutual Global Discovery VIP Fund - Class 2
4.
Franklin  Rising  Dividends VIP Fund -  Class 2
5.
Franklin Small Cap Value VIP Fund - Class 2
6.
Franklin Small Mid Cap Growth VIP Fund - Class 2
7.
Franklin Strategic Income VIP Fund - Class 2
8.
Franklin U.S. Government Securities VIP Fund - Class 2
9.
Templeton Foreign VIP Fund - Class 1
I 0.
Templeton Global Bond VIP Fund - Class 2

In addition to portfolios and classes of shares listed above, any additional Portfolios and classes of shares are included in this Schedule C listing provided that:

(1)
the Legal Department of the Trust receives from a person authorized by you a written notice in the form attached (which may be electronic mail or sent by electronic mail) ("Notice") identifying this Agreement as provided in the Notice and specifying: (i) the names and classes of shares of additional Portfolios that you propose to offer as investment options of the Separate Accounts under the Contracts; and (ii) the date that you propose to begin offering Separate Account interests investing in the additional Portfolios under the Contracts; and

(2)
we do not within ten (IO) Business Days following receipt of the Notice send you a writing (which may be electronic mail) objecting to your offering such Separate Accounts investing in the additional Portfolios and classes of shares under the Contracts.

Provided that we do not object as provided above, your Notice shall amend, supplement and become a part of this Schedule C and the Agreement.

FORM OF NOTICE PURSUANT TO SCHEDULE C OF PARTICIPATION AGREEMENT

To:
General Counsel c/o
Linda Lai (Llai@franklintempleton.com;)or Kevin Kirchoff (kevin.kirchoff@franklintempleton. com)
Fax: 650 525-7059
Franklin Templeton Investments 1 Franklin Parkway,
Bldg. 920, 2nd Floor San Mateo, CA 94403

With respect to the following agreement(s) (collectively, the "Agreement") (please reproduce and complete table for multiple agreements):

Date of Participation Agreement:
Insurance Company(ies):
Insurance Company Distributor(s):

As provided by Schedule C of the Agreement, this Notice proposes to Franklin Templeton Variable Insurance Products Trust, and Franklin/Templeton Distributors, Inc. the addition as of the offering date(s) listed below of the following Portfolios as additional investment options listed on Schedule C:

Names and Classes of Shares of Additional Portfolios
Listing of current classes for your reference: Class 1 (no 12b-1 fee);
Class 2 (12b-1 fee of 25 bps); Class 4 (12b-1 fee of 35 bps); or Class 5 (12b-1 fee of 15 bps).
Offering Date(s)

Name and title of authorized person of insurance company: Contact Information:

Schedule G Addresses for Notices

If to Great-West Life & Annuity Insurance Company:

If to Great-West Life & Annuity Insurance Company of New York:

To the Distributor:

To the Trust:

To the Underwriter:

If to the Trust or Underwriter with a copy to:

Great West Life & Annuity Insurance Company 8515 East Orchard Road
Greenwood Village, CO 80111
Attention: William S. Hannon, Senior Vice President
cc: Beverly A. Byrne, SVP, Legal and Chief Compliance Officer

Great West Life & Annuity Insurance Company of New York
8515 East Orchard Road Greenwood Village, CO 80111
Attention: William S. Hannon, Senior Vice President
cc: Beverly A. Byrne, SVP, Legal and Chief Compliance Officer

GWFS Equities, Inc. 8515 East Orchard Road
Greenwood Village, CO 80111
Attention: William S. Hannon, Senior Vice President cc: Beverly A. Byrne, SVP, Legal, Chief Compliance Officer and Secretary

Franklin Templeton Variable Insurance Products Trust One Franklin Parkway, Bldg. 920, 2nd Floor
San Mateo, California 94403
Attention: Karen L. Skidmore, Vice President

Franklin/Templeton Distributors, Inc. 101 John F. Kennedy Parkway, 3rd Floor Short Hills, NJ 07078
Attention: Daniel T. O'Lear, President

Franklin Templeton Investments
One Franklin Parkway, Bldg. 920, 2nd Floor San Mateo, California 94403
Attention: General Counsel